THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT ENTERED INTO AS OF THE DATE HEREOF, BY AND AMONG MICHAEL STONE and JONATHAN SPANIER, ALLION HEALTHCARE, INC., a Delaware corporation, MAIL ORDER MEDS [OF TEXAS], INC., a Texas corporation, MOMS PHARMACY, INC., a New York corporation, MOMS PHARMACY, INC., a California corporation, MOMS PHARMACY, LLC, a Florida limited liability company, MEDICINE MADE EASY, a California corporation, and NORTH AMERICAN HOME HEALTH SUPPLY, INC., a California corporation, and GE HFS HOLDINGS, INC. f/k/a HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, or such then present holder or holders of the “Senior Debt” as defined therein.

PROMISSORY NOTE

$                                                                                        January 1, 2005

FOR VALUE RECEIVED, the undersigned MOMS PHARMACY, INC., a California corporation (the “Maker”), promises to pay to ____________ (the “Holder”), the principal sum of _____________ ($ ), plus accrued interest from the date hereof, at a rate equal to 2.78 % per annum (the “Interest Rate”), on the unpaid principal amount outstanding hereunder from time to time. Payments of principal and interest shall be made in lawful money of the United States of America, to the address of record of the Holder as set forth herein, or at such place as the Holder may designate in writing. This Promissory Note (this “Note”) is issued in connection with that certain Stock Purchase Agreement (as modified and amended from time to time, the “Purchase Agreement”), of even date herewith, by and among the Maker, the Holder and others. The principal amount of this Note is subject to increase or decrease in accordance with the Purchase Agreement.

Subject to Section 6(f) hereof, the entire unpaid balance of the principal and accrued interest thereon shall be due and payable on January 1, 200_.

1.  Default. In the case of the occurrence of one or more of the following events (each, a “Default”): (i) the Maker fails to make when due any payment of principal or interest hereunder and such default is not cured within five (5) business days; (ii) the Maker or its parent company, Allion Healthcare, Inc. (“Allion”) becomes insolvent or generally is unable to pay, or admits in writing its inability to pay, any of its debts as they become due; (iii) the Maker or Allion applies for a trustee, receiver or other custodian for it or substantially all of its property; (iv) a trustee, receiver or other custodian is appointed for the Maker or Allion for substantially all of the property of either of them; or (v) any bankruptcy, reorganization, debt arrangement, or other case or proceeding is commenced in respect of the Maker or Allion; then, upon the occurrence of any such event, all unpaid principal, accrued interest and other amounts owing hereunder shall automatically be immediately due, payable and collectible by Holder pursuant to applicable law.

2.  Default Interest. Upon the occurrence and the continuance of a Default, any amount of principal not paid before the due date shall accrue interest at a rate per annum equal to the prime rate of interest charged by Allion’s principal lender plus four percent (4%) per annum.

3.  Waiver. Maker hereby waives, to the fullest extent permitted by applicable law, notice, demands, notice of nonpayment, presentment, protest and notice of dishonor.

4.  Enforcement. Upon the occurrence of a Default, the Holder may employ an attorney to enforce the Holder’s rights and remedies and the Maker hereby agrees to reimburse the Holder for its reasonable attorneys’ fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder’s rights and remedies upon default. The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively or together. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

5.  Subordination. By accepting this Note, Holder is hereby agreeing from time to time to execute and deliver upon Maker’s reasonable request subordination agreements in favor of Maker’s lenders, which subordination agreements shall provide in form and substance that Holder shall not receive any sums hereunder in respect of this Note during an event of default under Maker’s financing documents with Lender. For purposes of clarity, notwithstanding the foregoing, in no event shall Holder be obligated to subordinate its right to receive any payment hereunder in respect of any amount owing to Holder under the Purchase Agreement other than amounts owing under this Note.

6.  Miscellaneous. The following general provisions apply:

(a)  This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Maker, the Holder and their respective heirs, personal representatives, successors and assigns.

(b)  Changes in or amendments or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent of the Maker and the Holder.

(c)  THE UNDERSIGNED AND ANY HOLDER HEREOF WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE UNDERSIGNED AND ANY SUCH HOLDER MAY BE PARTIES ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

(d)  All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by reliable overnight courier or by hand, to the Maker or to the Holder at their respective addresses set forth in the Purchase Agreement..

(e)  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California. Maker agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Note may be brought and enforced in the courts of the State of California or of the United States of America located in the County of Los Angeles, State of California, and irrevocably submits to such jurisdiction for such purpose. The Maker hereby irrevocably waives any objection to such exclusive jurisdiction or inconvenient forum.

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(f)  Notwithstanding anything contained herein to the contrary, Maker has the right to set off amounts due to the Holder under this Note against any indemnification obligation that the Holder has to Maker pursuant to and only in the manner prescribed in Article 9 of the Purchase Agreement.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed in its corporate name by a duly authorized officer, by order of its Board of Directors as of the day and year first above written.

MOMS PHARMACY, INC.

Date:	By:	/s/ Michael P. Moran
Name: Michael P. Moran
Title: President and Chief Executive Officer

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